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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Company



Allegiance Telecom, Inc.                                Delaware

Allegiance Telecom International, Inc.                  Delaware

Allegiance Telecom of California, Inc.                  Delaware

Allegiance Telecom of Georgia, Inc.                     Delaware

Allegiance Telecom of Illinois, Inc.                    Delaware

Allegiance Telecom of New Jersey, Inc.                  Delaware

Allegiance Telecom of New York, Inc.                    Delaware

Allegiance Telecom of Texas, Inc.                       Delaware

Allegiance Telecom Service Corporation                  Delaware